UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2009

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 27, 2009, we announced financial results for our first quarter ended April 30, 2009. Net service revenues were $42.1 million in the first quarter of fiscal year 2010, a decrease from the $48.4 million in the same prior year period. Net technology revenues were $6.4 million for the first quarters ended April 30, 2009 and 2008, respectively. Included in the first quarter ended April 30, 2009, was recognition of Comcast development revenues of $4.8 million. The net loss for the quarter was ($4.1) million or ($0.04) per basic and diluted share, compared to a net income of $3.6 million or $0.04 per basic and diluted share, for the quarter ended April 30, 2008. We ended this quarter with approximately $215 million in cash and short term investments, compared to approximately $207 million in cash and short term investments in the prior quarter. Additionally, we continue to have no debt.

During the quarter, we continued to make progress on our distribution efforts as demonstrated by our recent agreements with Blockbuster, to deliver premium video content through the TiVo service and to sell TiVo DVRs in Blockbuster retail stores, and Evolution Broadband, to resell TiVo products and services to independent cable operators. As of April 30, 2009 our total subscriptions were approximately 3.2 million. TiVo-Owned subscription gross additions were 37,000 for the quarter, compared to 48,000 in the first quarter fiscal year 2009. TiVo-Owned net subscription losses were 30,000 compared to 17,000 in the first quarter of fiscal year 2009. Our monthly churn rate increased to 1.4% for the quarter ended April 30, 2009 as compared to 1.3% in the year ago period, but improved as the quarter progressed. The installed base of MSO/Broadcasters’ TiVo subscriptions has declined to approximately 1.6 million from 2.1 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended April 30,
	2009	2008
Revenues
Service revenues	$42,129	$48,443
Technology revenues	6,386	6,407
Hardware revenues	6,376	5,945

Net revenues	54,891	60,795
Cost of revenues
Cost of service revenues (1)	10,150	11,194
Cost of technology revenues (1)	4,483	3,920
Cost of hardware revenues	10,576	10,365

Total cost of revenues	25,209	25,479

Gross margin	29,682	35,316

Research and development (1)	15,066	14,748
Sales and marketing (1)	5,695	5,936
Sales and marketing, subscription acquisition costs	982	1,159
General and administrative (1)	12,242	10,336

Total operating expenses	33,985	32,179

Income (loss) from operations	(4,303)	3,137
Interest income	190	579
Interest expense and other	—	(87)

Income (loss) before income taxes	(4,113)	3,629
Provision for income taxes	(16)	(13)

Net income (loss)	$(4,129)	$3,616

Net income (loss) per common share - basic	$(0.04)	$0.04

Net income (loss) per common share - diluted	$(0.04)	$0.04

Weighted average common shares used to calculate basic net income (loss) per share	102,278,944	99,386,826

Weighted average common shares used to calculate diluted net income (loss) per share	102,278,944	102,709,583

(1) Includes stock-based compensation expense as follows:

Cost of service revenues	$263	$191
Cost of technology revenues	557	606
Research and development	2,491	1,982
Sales and marketing	685	540
General and administrative	3,074	2,158

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	April 30, 2009	January 31, 2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,167	$162,337
Short-term investments	65,010	44,991
Accounts receivable, net of allowance for doubtful accounts of $875 and $770	11,645	14,283
Inventories	6,926	13,027
Prepaid expenses and other, current	3,577	4,896

Total current assets	237,325	239,534
LONG-TERM ASSETS
Property and equipment, net	10,220	10,285
Purchased technology, capitalized software, and intangible assets, net	11,295	10,597
Prepaid expenses and other, long-term	1,515	1,268
Long-term investments	3,684	3,944

Total long-term assets	26,714	26,094

Total assets	$264,039	$265,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$8,073	$9,844
Accrued liabilities	21,447	25,054
Deferred revenue, current	44,300	47,560

Total current liabilities	73,820	82,458
LONG-TERM LIABILITIES
Deferred revenue, long-term	26,965	28,557
Deferred rent and other long-term liabilities	126	126

Total long-term liabilities	27,091	28,683

Total liabilities	100,911	111,141
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000;
Issued shares are 104,982,528 and 103,604,015, respectively and outstanding shares are 104,479,782 and 103,370,523, respectively	105	104
Additional paid-in capital	844,299	829,273
Accumulated deficit	(676,325)	(672,196)
Treasury stock, at cost - 502,746 shares and 233,492 shares, respectively	(3,666)	(1,659)
Accumulated other comprehensive loss	(1,285)	(1,035)

Total stockholders’ equity	163,128	154,487

Total liabilities and stockholders’ equity	$264,039	$265,628

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,129)	$3,616
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	2,310	2,572
Stock-based compensation expense	7,070	5,477
Amortization of trade credits	11	—
Allowance for doubtful accounts	97	25
Changes in assets and liabilities:
Accounts receivable	2,541	9,567
Inventories	6,101	3,859
Prepaid expenses and other	1,061	66
Accounts payable	(2,382)	(15,649)
Accrued liabilities	(3,588)	(5,557)
Deferred revenue	(4,852)	(5,356)
Deferred rent and other long-term liabilities	—	(82)

Net cash provided by (used in) operating activities	$4,240	$(1,462)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term and long-term investments	(99,936)	—
Sales of short-term investments	79,927	13,496
Acquisition of property and equipment	(800)	(1,649)
Acquisition of intangibles	(1,532)	—

Net cash provided by (used in) investing activities	$(22,341)	$11,847

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	7,957	4,057
Proceeds from issuance of common stock related to employee stock purchase plan	—	—
Treasury Stock - repurchase of stock for tax withholding	(2,007)	(454)
Payment under capital lease obligation	(19)	—

Net cash provided by financing activities	$5,931	$3,603

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(12,170)	$13,988

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	162,337	78,812

Balance at end of period	$150,167	$92,800

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended April 30,
(Subscriptions in thousands)	2009	2008
TiVo-Owned Subscription Gross Additions	37	48
Subscription Net Additions/(Losses):
TiVo-Owned	(30)	(17)
MSOs/Broadcasters	(109)	(128)

Total Subscription Net Additions/(Losses)	(139)	(145)
Cumulative Subscriptions:
TiVo-Owned	1,624	1,728
MSOs/Broadcasters	1,572	2,073

Total Cumulative Subscriptions	3,196	3,801
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	59%	61%

Included in the 1,624,000 TiVo-Owned subscriptions are approximately 215,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Effective November 1, 2008, we extended the period we use to recognize product lifetime subscription revenues from 54 months to 60 months for all product lifetime subscriptions acquired on or before October 31, 2007. We now amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2009	2008
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,639	1,737
TiVo-Owned subscription cancellations	(67)	(65)

TiVo-Owned Churn Rate per month	-1.4%	-1.3%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our lowest cost product offerings, current economic conditions, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
Subscription Acquisition Costs	2009	2008	2009	2008
	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$982	$1,159	$5,861	$26,419
Hardware revenues	(6,376)	(5,945)	(41,564)	(45,450)
Less: MSOs/Broadcasters-related hardware revenues	(27)	698	8,608	698
Cost of hardware revenues	10,576	10,365	57,953	91,677
Less: MSOs/Broadcasters-related cost of hardware revenues	(6)	(581)	(8,015)	(581)

Total Acquisition Costs	5,149	5,696	22,843	72,763

TiVo-Owned Subscription Gross Additions	37	48	176	267
Subscription Acquisition Costs (SAC)	$139	$119	$130	$273

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include

MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2009	2008
	(In thousands, except ARPU)
Total Service revenues	$42,129	$48,443
Less: MSOs/Broadcasters-related service revenues	(4,522)	(5,699)

TiVo-Owned-related service revenues	37,607	42,744
Average TiVo-Owned revenues per month	12,536	14,248
Average TiVo-Owned per month subscriptions	1,639	1,737

TiVo-Owned ARPU per month	$7.65	$8.20

	Three Months Ended April 30,
MSOs/Broadcasters Average Revenue per Subscription	2009	2008
	(In thousands, except ARPU)
Total Service revenues	$42,129	$48,443
Less: TiVo-Owned-related service revenues	(37,607)	(42,744)

MSOs/Broadcasters-related service revenues	4,522	5,699
Average MSOs/Broadcasters revenues per month	1,507	1,900
Average MSOs/Broadcasters per month subscriptions	1,625	2,136

MSOs/Broadcasters ARPU per month	$0.93	$0.89

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s future business and growth strategies including TiVo’s mass distribution strategy and the timing of additional mass distribution deals, profitability and financial guidance, distribution of the TiVo service domestically with Comcast and Cox and internationally in Australia, New Zealand and other regions, growth and innovation in TiVo’s advertising and audience research measurement business, the timing and availability of broadband content and service offerings, such as from Blockbuster, Amazon, SeaChange, Comcast and tru2way, future distribution of TiVo DVRs with Blockbuster, the results of TiVo’s litigation with EchoStar, how TiVo intends to exploit its intellectual property, TiVo’s future marketing spend and related activities, and financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 27, 2009	By:	/s/ Anna Brunelle
Anna Brunelle Chief Financial Officer (Principal Financial and Accounting Officer)